Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), John A. Orwin, Chief Executive Officer and Director, and Herb Cross, Chief Financial Officer, of Affymax, Inc. (the “Company”), hereby certify that to the best of their knowledge:

1.                 The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012, to which this certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

2.                 The information contained in this Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ JOHN A. ORWIN
Chief Executive Officer and Director (Principal Executive Officer)

	By:	/s/ HERB CROSS
Chief Financial Officer (Principal Financial Officer)
Date: May 9, 2012

A signed original of this written statement required by Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted) has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request. This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.